Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-264831) and Form S-8 (Nos. 333-171260, 333-202598, 333-256217) of Novanta Inc. of our report dated February 28, 2024, except for the change in the manner in which the Company accounts for segments discussed in Note 18 to the consolidated financial statements, as to which the date is February 25, 2025, relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 25, 2025